                                  EXHIBIT 10.30


                              [HIENERGY LETTERHEAD]



THIS TERMINATION AGREEMENT ("Agreement") executed on the 2 day of December, 2002, terminates that certain Letter Agreement (the "Original Agreement") entered into as of the 1st day of May, 2002, by and between HiEnergy Technologies, Inc. ("HiEnergy" or the "Company"), and Wolfe Axelrod Weinberger Associates, LLC. ("WAW").

1.     TERMINATION.  Subject  to the terms and conditions of this Agreement, the
       -----------
Original Agreement is terminated effective as of the date first set forth above. The Original Agreement shall be of no further force or effect, and the parties' obligations thereunder shall be deemed completely performed and discharged. Except as set forth in this Agreement, any liabilities arising out of the Original Agreement and performances rendered thereunder are hereby released and shall be deemed satisfied in their entirety.

2.     COMPENSATION.  HiEnergy Technologies, Inc. agrees that the outstanding
       ------------
receivable amounting to $30,000 (Thirty thousand dollars and no cents) plus $637.75 in expenses will be paid at the rate of $10,000 per month on the first Thursday of each month starting December 5th and continuing thru February 6, 2003 (at which time the balance including expenses will be paid) until the entire outstanding receivable has been paid. If the payment is not made within three (3) days of the scheduled payment date, then the entire outstanding balance will be deemed late and HiEnergy agrees to pay the entire outstanding amount immediately.

Furthermore, HiEnergy Technologies, Inc. has agreed to register the 250,000 options granted to Wolfe Axelrod Weinberger Associates LLC. as of the current date with a strike price of $2.12 per share and a duration of five (5) years from the inception date of 5/1/2002. Such options will have customary piggyback registration rights for the duration of the options with respect to the shares underlying the options. The options may be transferred in whole or in part to one or more employees of Wolfe Axelrod Weinberger Associates. All such option amounts shall be adjusted for any future stock splits and stock dividends. HiEnergy Technologies, Inc. agrees that Wolfe Axelrod Weinberger Associates LLC. will be entitled to the cashless exercise of these options should Wolfe Axelrod Weinberger Associates LLC. wish to do so.

Page  2  of  2
Wolfe  Axelrod  Weinberger  Termination
12/02/2002






Agreed  to:   /s/  Tom  Pascoe
           --------------------------------
           Tom  Pascoe,  CEO
           HiEnergy  Technologies,  Inc.

Date:     _________________________________


Agreed  to:   /s/  Steve  Axelrod
           --------------------------------
           Steve  Axelrod
           Wolfe  Axelrod  Weinberger  Associates,  LLC.

Date:      12/3/2002
     --------------------